Deutsche Bank [logo] Deutsche Bank AG New York 60 Wall Street New York, NY 10005

DATE:	May 30, 2007

TO:	Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A

FROM:	Deutsche Bank AG, acting through its New York Branch
ATTENTION:	New York Derivatives Documentation
TELEPHONE:	1-212-250-9425
FACSIMILE:	1-212-797-0779
E-MAIL:	NYderivative.documentation@db.com

SUBJECT:	Fixed Income Derivatives Confirmation

REFERENCE NUMBER:	N615418N

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction (bearing the reference number above) entered into on the Trade Date specified below (the "Transaction") between Deutsche Bank AG, New York Branch (“Party A”) and Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A (“Party B”) under the Pooling and Servicing Agreement, dated as of May 1, 2007 (the “Pooling and Servicing Agreement”), by and among Popular ABS, Inc., as depositor (the “Depositor”), Equity One, Inc., as a seller and servicer (“Equity One”), and other sellers named therein (together with Equity One, the “Sellers”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”). This letter agreement constitutes the sole and complete "Confirmation," as referred to in the "ISDA Master Agreement" (as defined below), as well as a “Schedule” as referred to in the ISDA Master Agreement.

(1)
This Confirmation is subject to the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). Any reference to a “Swap Transaction” in the Definitions is deemed to be a reference to a “Transaction” for purposes of this Agreement, and any reference to a “Transaction” in this Agreement is deemed to be a reference to a “Swap Transaction” for purposes of the Definitions. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the “ISDA Master Agreement”), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 4 of this Confirmation (the “Schedule”), and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the “Credit Support Annex” and together with this Confirmation, the ISDA Master Agreement, the Schedule and the Credit Support Annex, the “Agreement”). Notwithstanding anything in this Agreement to the contrary, the Transaction described herein shall be the sole Transaction governed by this Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 4 hereof and Annex A hereto; (ii) the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

Chairman of the Supervisory Board: Clemens Börsig Management Board: Josef Ackermann (Chairman), Hugo Banziger, Tessen von Heydebreck, Anthony Di Iorio, Hermann-Josef Lamberti

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

Each reference herein to a “Section” (unless specifically referencing the “Pooling and Servicing Agreement” or to a “Section of this Agreement”) will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to a Part of the Schedule; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

(2)	The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Rate Cap

Notional Amount:
For each Calculation Period, the lesser of (a) the amount set forth opposite that Calculation Period on Schedule I attached hereto and incorporated by reference into this Confirmation and (b) the aggregate Class Certificate Balance (as defined in the Pooling and Servicing Agreement) of the Offered Certificates (as defined in the Pooling and Servicing Agreement) for the related Distribution Date (as defined in the Pooling and Servicing Agreement) before taking into account any distributions of principal to the Offered Certificates on that Distribution Date; provided, however, that in the case of the initial Calculation Period, the Notional Amount shall be the amount set forth opposite that Calculation Period on Schedule I attached hereto.

Trade Date:	May 17, 2007

Effective Date:	April 25, 2014

Termination Date:	The earlier of (i) January 25, 2018, subject to adjustment in accordance with the Following Business Day Convention, or (ii) the final Distribution Date under the Pooling and Servicing Agreement.

Fixed Amount (Premium):

Fixed Rate Payer:	Party B

Fixed Rate Payer
Payment Date:	May 30, 2007

Fixed Amount:	USD 177,000

Floating Amounts:

Floating Rate Payer:	Party A

Cap Rate:	The Cap Rate set forth for such Calculation Period on Schedule I

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

Floating Rate Payer
Period End Dates:
The 25th calendar day of each month during the Term of this Transaction, commencing May 25, 2014 and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Payer
Payment Dates:	Early Payment shall be applicable. One Business Day prior to each Floating Rate Payer Period End Date.

Floating Rate Option:	The lesser of (a) USD-LIBOR-BBA and (b) 14.00%.

Designated Maturity:	One month

Floating Rate Day
Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York

Business Day Convention:	Following

Calculation Agent:
Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B (at the direction of the Class X Certificateholders) shall have the right to appoint as Calculation Agent a third party, reasonably acceptable to Party A, the cost for which shall be borne by Party A.

(3)	Additional Provisions:
For each Calculation Period (other than the initial Calculation Period), Party B will make available on its website https://www.tss.db.com/invr indicating (i) the outstanding principal balance of the Senior Certificates and Subordinate Certificates as of the Distribution Date in the month such Calculation Period begins.

(4)	Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1. Termination Provisions.

For purposes of the ISDA Master Agreement:

(a)	"Specified Entity" will not apply to Party A or Party B for any purpose.

(b)	“Specified Transactions” will not apply to Party A or Party B for any purpose.

(c)
The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided that notwithstanding anything to the contrary in Section 5(a)(i) or Paragraph 7 of the Credit Support Annex, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Moody’s Second Level Downgrade or a S&P Second Level Downgrade has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

(d)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(e)
The “Credit Support Default” provisions of Section 5(a)(iii) will apply to (x) Party A; provided that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Moody’s Second Level Downgrade has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A and (y) Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(f)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(g)	The "Default under Specified Transaction" provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

(h)	The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B.

“Specified Indebtedness” will have the meaning specified in Section 14; provided, however, that, for the avoidance of doubt, such term shall not be construed as including deposits received from Party A’s customers in the ordinary course of Party A’s banking business.

“Threshold Amount” means with respect to Party A, an amount (including its equivalent in another currency) equal to the higher of $10,000,000 or 2% of its stockholders’ equity as reflected on its most recent financial statements or call reports.

(i)
The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Party B has not become subject to), (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words “against it” the words “(excluding any proceeding or petition instituted or presented by Party A)”, and Section 5(a)(vii)(8) is hereby amended by deleting the words “to (7) inclusive” and inserting lieu thereof “, (3), (4) as amended, (5) or (6) as amended”.

(j)
(i) The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B; provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

(ii) The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A except that, for purposes of the application of Section 5(b)(ii) to Party A, Section 5(b)(ii) is hereby amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”, and the “Tax Event” provisions of Section 5(b)(ii) will apply to Party B.

(k)	The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A or Party B.

(l)	The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A or to Party B.

(m)	Payments on Early Termination. For the purpose of Section 6(e) of the ISDA Master Agreement:

(1) Market Quotation will apply; and

(2) the Second Method will apply;

provided that if Party A is the Defaulting Party or the sole Affected Party, the following provisions will apply:

(A) Section 6(e) of the ISDA Master Agreement will be amended by inserting on the first line “or is effectively designated” after “If an Early Termination Date occurs”;

(B)  The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, and a party making the determination, an amount determined on the basis of Firm Offers from Reference Market-makers that are Eligible Replacements. Each Firm Offer will be (1) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction and (2) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The party making the determination (or its agent) will request each Reference Market-maker to provide its Firm Offer to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those Firm Offers are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. The Market Quotation shall be the Firm Offer actually accepted by Party B no later than the Business Day preceding the Early Termination Date. If no Firm Offers are provided by the Business Day preceding the Early Termination Date, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Transactions cannot be determined.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

(C) Party B shall use best efforts to accept a Firm Offer that would determine the Market Quotation. If more than one Firm Offer (which, if accepted, would determine the Market Quotation) is provided, Party B shall use commercially reasonable efforts to accept the Firm Offer (among such Firm Offers) which would require either (x) the lowest payment by the Party B to the Reference Market-maker, to the extent Party B would be required to make a payment to the Reference Market-maker or (y) the highest payment from the Reference Market-maker to Party B, to the extent the Reference Market-maker would be required to make a payment to the Party B. If only one Firm Offer (which, if accepted, would determine the Market Quotation) is provided, Party B shall use commercially reasonable efforts to accept such Firm Offer.

(D) Upon the written request by Party B to Party A, Party A shall obtain the Market Quotations on behalf of Party B.

(E) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of the ISDA Master Agreement shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I).”

(n)	"Termination Currency" means United States Dollars.

(o)	Additional Termination Events. Additional Termination Events will apply:

(i)
If, upon the occurrence of a Regulation AB Request (as defined in Part 5(l) below) Party A has not, within ten (10) calendar days after such Regulation AB Request complied with such Regulation AB Request, then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party and all Transactions hereunder shall be Affected Transaction; provided, however, that Party A may, at its option and at its sole expense, in lieu of this Additional Termination Event, with respect to a Regulation AB Request solely for information deliverable under Item 1115(b) of Regulation AB (as defined below), either (A) procure a Permitted Transfer or (B) deliver collateral pursuant to an ISDA Credit Support Annex (in the form of the Credit Support Annex, with such conforming changes to Paragraph 13(b) and other provisions thereof as shall be necessary to effect the intent of this Part 1(o)(i) in an amount sufficient to reduce the “significance percentage” to 8% (with respect to the requirements of Item 1115(b)(1) of Regulation AB) or 16% (with respect to the requirements of Item 1115(b)(2) of Regulation AB) (it being understood that posting collateral hereunder with respect to a Regulation AB Request for information deliverable under Item 1115(b)(2) will not relieve Party A of its obligations to post collateral or otherwise take the actions herein provided in respect of a Regulation AB Request for information deliverable under Item 1115(b)(1) of Regulation AB), provided, further, that such ISDA Credit Support Annex and the action taken pursuant thereto shall satisfy the Rating Agency Condition.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

(ii)	Reserved.

(iii)	(A)
If a S&P First Level Downgrade has occurred and is continuing and Party A fails to take any action described under Part (5)(f)(i)(1), within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

(B)
If a S&P Second Level Downgrade has occurred and is continuing and Party A fails to take any action described under Part (5)(f)(i)(2) within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

(C)
If (A) a Moody’s Second Level Downgrade has not occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(D)
If (A) a Moody’s Second Level Downgrade has occurred and been continuing for 30 or more Local Business Days and (B) either (i) at least one Eligible Replacement has made a Firm Offer to be the transferee or (ii) at least one entity that satisfies the Moody’s Approved Ratings Threshold has made a Firm Offer to provide an Eligible Guaranty in respect of all of Party A’s present and future obligations under this Agreement, then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

(p) Limitation on Events of Default. Notwithstanding the terms of Sections 5 and 6 of the ISDA Master Agreement, if at any time and so long as the Party B has satisfied in full all its payment obligations under Section 2(a)(i) of the ISDA Master Agreement and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless Party A is required pursuant to appropriate proceedings to return to the Party B or otherwise returns to the Party B upon demand of the Party B any portion of any such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Master Agreement with respect to the Party B shall not constitute an Event of Default or Potential Event of Default with respect to the Party B as Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 of the ISDA Master Agreement only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) (each as modified by, and subject to the provisions of, this Schedule) of the ISDA Master Agreement with respect to Party A as the Affected Party, or Section 5(b)(iii) (as modified by, and subject to the provisions of, this Schedule) with respect to Party A as the Burdened Party.

(q) Events of Default. An Event of Default shall not occur with respect to Party A under Section 5(a)(v)(1) or (2) or Section 5(a)(vi) when the failure to pay or deliver, or the default, event of default or other similar condition or event, as the case may be, arises solely (i) out of a wire transfer problem or an operational or administrative error or omission (so long as the required funds or property required to make that payment or delivery were otherwise available to Party A), or (ii) from the general unavailability of the relevant currency due to exchange controls or other similar governmental action, but in either case only if the payment or delivery is made within three Local Business Days after the problem has been corrected, the error or omission has been discovered or the currency becomes generally available.

Part 2. Tax Matters.

(a)	Tax Representations.

(i) Payer Representations. For the purpose of Section 3(e) of the ISDA Master Agreement, each of Party A and the Party B will make the following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the ISDA Master Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(1) the accuracy of any representations made by the other party pursuant to Section 3(f) of the ISDA Master Agreement;

(2) the satisfaction of the agreement contained in Sections 4(a)(i) and 4(a)(iii) of the ISDA Master Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Sections 4(a)(i) and 4(a)(iii) of the ISDA Master Agreement; and

(3) the satisfaction of the agreement of the other party contained in Section 4(d) of the ISDA Master Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the ISDA Master Agreement by reason of material prejudice to its legal or commercial position.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

(ii) Payee Representations. For the purpose of Section 3(f) of the ISDA Master Agreement, each of Party A and the Party B make the following representations.

Party A makes the following alternative representations:

(1) It is a “non-U.S. branch of a foreign person” for purposes of section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations and a “foreign person” for purposes of section 1.6041-4(a)(4) of the United States Treasury Regulations, or (2) each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States. In the case of clause (1) Party A shall provide to Party B a Form W-8Ben eliminating backup withholding and in the case of clause (2) Party A shall provide a W-8ECI eliminating backup withholding.

The following representation will apply to the Party B:

Popular ABS, Inc., is (i) a corporation organized under the laws of the State of Delaware and its U.S. taxpayer identification number is 52-2029487 and (ii) the Holder of the Class X Certificates as of the Effective Date.

(b)	Tax Provisions.

Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, all Taxes in relation to payments by Party A shall be Indemnifiable Taxes (including any Tax imposed in respect of a Credit Support Document) unless (i) such Taxes are assessed directly against Party B and not by deduction or withholding by Party A or (ii) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14). In relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

Part 3. Agreement to Deliver Documents. For the purpose of Section 4(a) of the ISDA Master Agreement:

(i) Tax forms, documents, or certificates to be delivered are:

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
Party A
A properly completed and executed United States Internal Revenue Service Form W-8Ben or W-8ECI, as applicable (or any successor thereto), with respect to any payments received or to be received by Party A, that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement.

(i) upon execution of this Agreement, (ii) promptly upon the reasonable demand by Party B, or (iii) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

Party B	A properly completed and executed United States Internal Revenue Service Form W-9 (or any successor thereto) of Depositor with respect to any payments received or to be received by Depositor.

(i) upon execution of this Agreement, (ii) promptly upon the reasonable demand by Party A, or (iii) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

(ii) Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and the Party B
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver this Agreement, any Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under this Agreement, such Confirmation and/or Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement and such Confirmation	Yes

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and the Party B
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be
		Upon the execution and delivery of this Agreement and such Confirmation	Yes
Party A	An opinion of counsel of such party regarding the enforceability of this Agreement in a form reasonably satisfactory to the other party.	Upon the execution and delivery of this Agreement	No
Party B	An executed copy of the Pooling and Servicing Agreement.
Unless sooner delivered, promptly following the filing of the Pooling and Servicing Agreement with the U.S. Securities and Exchange Commission; provided, however, that the parties agree that such delivery to Party A may be by electronic mail.
No

Part 4 Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of the ISDA Master Agreement:

Any notice to Party A relating to a particular Transaction shall be delivered to the address or facsimile number specified in the Confirmation of such Transaction. Any notice delivered for purposes of Sections 5 and 6 (other than notices under Section 5(a)(i) with respect to Party A) of this Agreement shall be delivered to the following address:

Deutsche Bank AG, Head Office
Taunusanlage 12
60262 Frankfurt
GERMANY
Attention: Legal Department
Fax No: 0049 69 910 36097

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

Address for notices or communications to the Party B:

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
Deutsche Bank National Trust Company
Attention: Trust Administration, Popular ABS 2007-A
Fax: (714) 247-6000

with a copy to:

Equity One, Inc.
301 Lippincott Drive
Marlton, NJ 08053
Attention: Chief Financial Officer
Fax: (856) 396-2713

(For all purposes)

(b)	Account Details and Settlement Information:

Payments to Party A:

A/C With:  DB Trust Co. Americas, New York
Swift Code:  BKTRUS33 / ABA 021001033
Favor of:  Deutsche Bank AG, New York
Account Number: 01 473 969

Payments to Party B:

Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
c/o  Deutsche Bank National Trust Company
                Santa Ana, California 92705
ABA: 021-001-033
Account: 01419663
Name: NYLTD Funds Control-Stars West

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

(c)	Process Agent. For the purpose of Section 13(c) of the ISDA Master Agreement:

Party A appoints as its
Process Agent:   New York Branch

The Party B appoints as its
Process Agent:  Not Applicable

(d)	Offices. The provisions of Section 10(a) of the ISDA Master Agreement will apply to this Agreement.

(e)	Multibranch Party. For the purpose of Section 10(c) of the ISDA Master Agreement:

Party A is not a Multibranch Party.

The Party B is not a Multibranch Party.

(f)	Credit Support Document.

Party A: The Credit Support Annex and any guaranty in support of Party A’s obligations under this Agreement.

Party B: The Credit Support Annex.

(g)	Credit Support Provider.

Party A:	The guarantor under any guaranty in support of Party A’s obligations under this Agreement.

Party B: Not Applicable.

(h)
Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)
Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting “; and” from the end of subparagraph 1 and inserting “.” in lieu thereof, and (iii) deleting the final paragraph thereof.

(j)	"Affiliate": Party A and Party B shall be deemed not to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii) of the ISDA Master Agreement.

(k)	Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Master Agreement will apply to this Transaction.

Part 5. Other Provisions.

(a) Section 3 of the ISDA Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

“(g) Relationship Between Parties.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

Each party represents to the other party on each date when it enters into a Transaction that:

(1)
Nonreliance. (i) It is acting for its own account, (ii) it is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (iii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, (iv) it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party, (v) it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary, (vi) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction and (vii) it has not received from the other party any assurance or guaranty as to the expected results of this Transaction.

(2	Evaluation and Understanding.

(i)	It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; and

(ii)	It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3)	Purpose. It is entering into the Transaction for the purposes of hedging its underlying assets or liabilities.

(4)	Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5)	Eligible Contract Participant. It constitutes an “eligible contract participant” as such term is defined in Section 1(a)12 of the Commodity Exchange Act, as amended.

(6)	Line of Business. It has entered into this Agreement (including each Transaction governed hereby) in conjunction with its line of business or the financing of its business.”

(b)  (i) Non-Recourse. Notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Cap Account (as defined in the Pooling and Servicing Agreement) and the proceeds thereof, in the manner and priorities set forth in the Pooling and Servicing Agreement. In the event that the Cap Account and distribution of the proceeds thereof in accordance with the Pooling and Servicing Agreement should be insufficient to satisfy all claims outstanding to Party A, any such claims against or obligations of Party B or the Trust Fund (as defined in the Pooling and Servicing Agreement) under or relating to this Agreement or any other confirmation thereunder, still outstanding shall be extinguished and thereafter not revive.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

(ii) No Consent of Holders. Each of Party A and Party B acknowledges that Party B has entered into this Agreement as trustee of the External Trust relating to the Trust Fund for the benefit of the Holders (as defined in the Pooling and Servicing Agreement) of the Offered Certificates under the Pooling and Servicing Agreement. Nothing herein shall be construed as requiring the consent of any Holder for the performance by Party B of any of its obligations hereunder and in each case Party A may exercise its rights and remedies under this Agreement without the consent of any Holder, except as otherwise provided in this Agreement.

(c) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(d) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(e) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(f) Rating Agency Downgrade.

(i) S&P Downgrade.

(1)
In the event that a S&P First Level Downgrade occurs and is continuing, then within 30 days after such rating downgrade, Party A shall, subject to the Rating Agency Condition with respect to S&P, at its own expense, either (i) procure a Permitted Transfer, (ii) obtain an Eligible Guaranty or (iii) post collateral in accordance with the Credit Support Annex.

(2)
In the event that a S&P Second Level Downgrade occurs and is continuing, then within 10 Local Business Days after such rating withdrawal or downgrade, Party A shall, subject to the Rating Agency Condition with respect to S&P, at its own expense, either (i) procure a Permitted Transfer or (ii) obtain an Eligible Guaranty.

(ii) Moody’s Downgrade.

(1)
In the event that a Moody’s Second Level Downgrade occurs and is continuing, Party A shall as soon as reasonably practicable thereafter, at its own expense and using commercially reasonable efforts, either (i) procure a Permitted Transfer or (ii) obtain an Eligible Guaranty.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

(g) Payment Instructions. Party A hereby agrees that, unless notified in writing by the Trustee of other payment instructions, any and all amounts payable by Party A to the Party B under this Agreement shall be paid to the Trustee at the account specified herein.

(h) Amendment. So long as any Certificates are deemed outstanding under the Pooling and Servicing Agreement and rated by S&P or Moody’s, no amendment, waiver, supplement or other modification of this Transaction shall be permitted by either party unless (i) each of S&P and Moody’s (so long as such party is then rating the Certificates deemed outstanding under the Pooling and Servicing Agreement) have been provided notice of the same and (ii) such amendment, waiver, supplement, assignment or other modification satisfies the Rating Agency Condition.

(i) Transfer.

(i) The first paragraph of Section 7 is hereby amended in its entirety as follows:

“Subject to Section 6(b)(ii), Part 5(f) and Part 5(j), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) without (a) the prior written consent of the other party (which consent shall be deemed given by Party B if the transfer, novation or assignment is to an Eligible Replacement) and (b) satisfaction of the Rating Agency Condition with respect to S&P, except that:”

(ii) If an entity has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee of a transfer, Party B shall, at Party A’s written request and at Party A’s expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(j) Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and (ii) deleting the last paragraph thereof and inserting the following:

“Notwithstanding anything to the contrary in Section 7 (as amended herein) and Part 5(i), any transfer by Party A under this Section 6(b)(ii) shall not require the consent of Party B; provided that:

(i)
the transferee (the “Transferee”) is an Eligible Replacement that is a recognized dealer in interest rate swaps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Party B);

(ii)
if the Transferee is domiciled in a different country or political subdivision thereof from both Party A and Party B, such transfer satisfies the Rating Agency Condition and is reasonably acceptable to Party B;

(iii)
the Transferee will not, as a result of such transfer, be required on the next succeeding Fixed Rate Payer Payment Date to withhold or deduct on account of any Tax (except in respect of default interest) amounts in excess of that which Party A would, on the next succeeding Fixed Rate Payer Payment Date have been required to so withhold or deduct unless the Transferee would be required to make additional payments pursuant to Section 2(d) (i)(4) corresponding to such excess;

(iv)	a Termination Event or Event of Default does not occur as a result of such transfer;

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

(v)
the Transferee confirms in writing (reasonably acceptable to Party B at the direction of the Class X Certificateholders) that it will accept all of the interests and obligations in and under this Agreement which are to be transferred to it in accordance with the terms of this provision;

(vi)	S&P and Moody’s have been given prior written notice of such transfer; and

(vii)	Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction).

On and from the effective date of any such transfer fully satisfying the above conditions to the Transferee, Party A will be fully released from any and all obligations hereunder.”

(k) Proceedings. Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against, the Party B or the Trust Fund, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates.

(l) Compliance with Regulation AB.

(i)
Party A agrees and acknowledges that the Depositor is required under Regulation AB of the Securities Act of 1933, as amended (“Regulation AB”) to disclose certain financial and other information regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement, and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii)
Party A hereby agrees to cooperate in a commercially reasonable manner with any request from the Depositor or Party B (each such request, a “Regulation AB Request”), acting reasonably, to provide any information and consents pertaining to Party A that Depositor or Party B deems necessary in order to provide the disclosure required under Regulation AB (together with the information set forth on Schedule II attached hereto and included in the Prospectus Supplement (as defined in the Pooling and Servicing Agreement), the “Counterparty Disclosure”), and Party A shall promptly provide or cause to be provided the Counterparty Disclosure.

(iii)
With respect to any Counterparty Disclosure provided by or required to be provided by Party A, Party A shall indemnify and hold harmless the Depositor, its respective directors, officers and any person controlling the Depositor, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Counterparty Disclosure or caused by any omission or alleged omissions to state in such information of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading.

(iv) The Depositor shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of the Depositor’s rights under this Part 5(l).

(m)  No Liability of the Trustee. It is expressly understood and agreed by the parties hereto that (a) this letter agreement is executed and delivered by Deutsche Bank National Trust Company (“DBNTC”) not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A in the exercise of the powers and authority conferred and invested in it under the Pooling and Servicing Agreement; (b) DBNTC has been directed pursuant to the Pooling and Servicing Agreement to enter into this letter agreement and to perform its obligations hereunder; (c) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations of DBNTC but is made and intended for the purpose of binding only Party B; and (d) nothing herein contained shall be construed as creating any liability on DBNTC, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this letter agreement and by any person claiming by, through or under such parties, under no circumstances shall DBNTC in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this letter agreement. Notwithstanding anything herein to the contrary, in no event shall the foregoing affect (i) the rights of Party A, if any, under the Pooling and Servicing Agreement or (ii) the obligations of the Trustee under the Pooling and Servicing Agreement.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), DBNTC is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with DBNTC. Accordingly, each of the parties to this letter agreement agree to provide to DBNTC upon its request from time to time such identifying information and documentation as may be available for such party in order to enable DBNTC to comply with Applicable Law.

(n)  Substantial Financial Transaction. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(o) Set-Off. Except as expressly provided for in Section 2(c), or Section 6 or Part 1(m)(2)(E) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”

(p) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(q) Additional Defined Terms.

(i)	Capitalized terms used but not defined herein or in the Definitions shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

(ii)	Additional Definitions:

“Eligible Guaranty” means an unconditional and irrevocable guaranty of all present and future payment obligations and obligations to post collateral of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guaranty are subject to the Rating Agency Condition with respect to S&P.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

“Eligible Guarantor” means an entity that has credit ratings at least equal to the Moody’s Required Ratings Threshold and S&P Approved Ratings Threshold.

“Eligible Replacement” means an entity that either (i) satisfies the S&P Approved Ratings Threshold and the Moody’s Required Ratings Threshold or (ii) provides an Eligible Guaranty from an Eligible Guarantor.

“Firm Offer” means an offer which, when made, is capable of becoming legally binding upon acceptance.

“Moody’s” means Moody’s Investors Service, Inc., or any successor.

“Moody’s Approved Ratings Threshold” means, with respect to (i) Party A, a Moody’s counterparty rating of “A1” or above and (ii) with respect to any other entity (or its guarantor), (x) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s and a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” or above and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1” or above, or (y) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1” or above.

“Moody’s First Level Downgrade” means that no Relevant Entity satisfies the Moody’s Approved Rating Threshold.

“Moody’s Required Ratings Threshold” means, with respect to (i) Party A, a counterparty rating of “A3” or above and (ii) with respect to any other entity (or its guarantor), (x) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s and a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” or above or a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2” or above, or (y) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” or above.

“Moody’s Second Level Downgrade” means that no Relevant Entity satisfies the Moody’s Required Ratings Threshold.

“Permitted Transfer” means a transfer by novation by Party A to an entity (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Party B), (b) an Event of Default or Termination Event would not occur as a result of such transfer, (c) pursuant to a written instrument (reasonably acceptable to Party B, as directed by the Class X Certificateholders) (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under this Agreement and the relevant Transaction, (d) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (e) either (A) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations and any other representations regarding the status of the substitute counterparty, notice information and account details and other similar provisions; and (f) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

“Rating Agency” means each of Moody’s and S&P.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each Rating Agency then providing a rating of the Certificates and any Notes and receive from each such Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of its then-current rating of the Certificates deemed outstanding under the Pooling and Servicing Agreement.

“Relevant Entity” means Party A and any Eligible Guarantor under an Eligible Guaranty with respect to Party A.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

“S&P” means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

“S&P Approved Ratings Threshold” means with respect to (i) Party A, a counterparty rating of “A+“ or above and (ii) with respect to any other entity (or its guarantor), a short-term unsecured and unsubordinated debt rating from S&P of “A-1” or above, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of “A+ or above.

“S&P First Level Downgrade” means that no Relevant Entity satisfies the S&P Approved Rating Threshold.

“S&P Required Ratings Threshold” means with respect to (i) Party A, a counterparty rating of “BBB-“ or above and (ii) with respect to any other entity (or its guarantor), a long-term unsecured and unsubordinated debt rating from S&P of “BBB-” or above.

“S&P Second Level Downgrade” means that no Relevant Entity satisfies the S&P Required Rating Thresholds.

(r)
Rating Agency Notifications. Except as otherwise provided herein, no Early Termination Date shall be effectively designated hereunder shall be made by either party unless each Rating Agency has been given prior written notice of such designation.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

NEITHER THE PARTY A NOR ANY SUBSIDIARY OR AFFILIATE OF THE PARTY A OTHER THAN PARTY A IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT AS OF THE DATE HEREOF.

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Party B hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Party A a fully-executed Confirmation.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

DEUTSCHE BANK AG, NEW YORK BRANCH
By:/s/ Maria Valdez Name: Maria Valdez Title: Authorized Signer

By:/s/ Diane Anderson Name: Diane Anderson Title: Authorized Signer

Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
By:/s/ Amy Stoddard Name: Amy Stoddard Title: Authorized Signer

By:/s/ Barbara Campbell Name: Barbara Campbell Title: Vice President

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

SCHEDULE I

With respect to calculating a Fixed Amount and a Floating Amount for any Calculation Period falling within the periods set forth below, the Scheduled Amount and Cap Rate shall be the amount set forth opposite the relevant period and underneath the caption Scheduled Amount and Cap Rate, as follows:
(where for the purposes of determining Floating Amounts, all such dates subject to adjustment in accordance with the Following Business Day Convention)

From and including	To but excluding	Scheduled Amount (USD)	Cap Rate (%)
Effective Date	May 25, 2014	101,533,143.00	10.1710%
May 25, 2014	June 25, 2014	99,665,409.00	9.8390%
June 25, 2014	July 25, 2014	97,830,838.00	10.1620%
July 25, 2014	August 25, 2014	96,028,841.00	9.8290%
August 25, 2014	September 25, 2014	94,258,840.00	9.8250%
September 25, 2014	October 25, 2014	92,520,267.00	10.1470%
October 25, 2014	November 25, 2014	90,812,565.00	9.8150%
November 25, 2014	December 25, 2014	89,135,186.00	10.1380%
December 25, 2014	January 25, 2015	87,487,592.00	9.8060%
January 25, 2015	February 25, 2015	85,869,255.00	9.8020%
February 25, 2015	March 25, 2015	84,279,656.00	10.8470%
March 25, 2015	April 25, 2015	82,718,285.00	9.7930%
April 25, 2015	May 25, 2015	81,185,709.00	10.1140%
May 25, 2015	June 25, 2015	79,680,346.00	9.7840%
June 25, 2015	July 25, 2015	78,201,712.00	10.1050%
July 25, 2015	August 25, 2015	76,749,335.00	9.7750%
August 25, 2015	September 25, 2015	75,322,748.00	9.7700%
September 25, 2015	October 25, 2015	73,921,495.00	10.0910%
October 25, 2015	November 25, 2015	72,545,126.00	9.7610%
November 25, 2015	December 25, 2015	71,193,201.00	10.0820%
December 25, 2015	January 25, 2016	69,865,287.00	9.7520%
January 25, 2016	February 25, 2016	68,560,958.00	9.7480%
February 25, 2016	March 25, 2016	67,279,796.00	10.4150%
March 25, 2016	April 25, 2016	66,021,391.00	9.7390%
April 25, 2016	May 25, 2016	64,785,339.00	10.0590%
May 25, 2016	June 25, 2016	63,571,246.00	9.7300%
June 25, 2016	July 25, 2016	62,352,401.00	10.0500%
July 25, 2016	August 25, 2016	61,181,539.00	9.7220%
August 25, 2016	September 25, 2016	60,031,481.00	9.7180%
September 25, 2016	October 25, 2016	58,901,858.00	10.0370%
October 25, 2016	November 25, 2016	57,792,309.00	9.7090%
November 25, 2016	December 25, 2016	56,702,478.00	10.0280%
December 25, 2016	January 25, 2017	55,632,016.00	9.7000%
January 25, 2017	February 25, 2017	54,580,580.00	9.6960%
February 25, 2017	March 25, 2017	53,547,833.00	10.7300%

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

March 25, 2017	April 25, 2017	52,533,445.00	9.6870%
April 25, 2017	May 25, 2017	51,537,091.00	10.0060%
May 25, 2017	June 25, 2017	50,535,627.00	9.6800%
June 25, 2017	July 25, 2017	49,574,805.00	9.9980%
July 25, 2017	August 25, 2017	48,631,069.00	9.6710%
August 25, 2017	September 25, 2017	47,704,116.00	9.6670%
September 25, 2017	October 25, 2017	46,793,651.00	9.9850%
October 25, 2017	November 25, 2017	45,899,380.00	9.6590%
November 25, 2017	December 25, 2017	45,021,018.00	9.9760%
December 25, 2017	January 25, 2018	43,960,605.00	9.6550%

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

SCHEDULE II

Derivative Party Disclosure

Deutsche Bank Aktiengesellschaft ("Deutsche Bank" or the "Bank") originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfälische Bank Aktiengesellschaft, Duesseldorf and Süddeutsche Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank which was founded in 1870. The merger and the name were entered in the Commercial Register of the District Court Frankfurt am Main on 2 May 1957. Deutsche Bank is a banking institution and a stock corporation incorporated under the laws of Germany under registration number HRB 30 000. The Bank has its registered office in Frankfurt am Main, Germany. It maintains its head office at Taunusanlage 12, 60325 Frankfurt am Main and branch offices in Germany and abroad including in London, New York, Sydney, Tokyo and an Asia-Pacific Head Office in Singapore which serve as hubs for its operations in the respective regions.

The Bank is the parent company of a group consisting of banks, capital market companies, fund management companies, a real estate finance company, instalment financing companies, research and consultancy companies and other domestic and foreign companies (the "Deutsche Bank Group").

As of 31 December 2006, Deutsche Bank’s issued share capital amounted to Euro 1,343,406,103.04 consisting of 524,768,009 ordinary shares of no par value. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German Stock Exchanges. They are also listed on the New York Stock Exchange. The Management Board has decided to pursue delisting on certain stock exchanges other than Germany and New York in order to benefit from the integration of financial markets. In respect of the stock exchanges Amsterdam, Brussels, London, Luxembourg, Paris, Vienna, Zurich and Tokyo, this decision has completely been implemented.

As of 31 December 2006, Deutsche Bank Group had total assets of EUR 1,126,230 million, total liabilities of EUR 1,093,422 million and total shareholders' equity of EUR 32,808 million on the basis of United States Generally Accepted Accounting Principles ("U.S. GAAP"). The consolidated financial statements for fiscal years starting 1 January 2007 will be prepared in compliance with the International Financial Reporting Standards (IFRS).

Deutsche Bank’s long-term senior debt has been assigned a rating of AA- (outlook positive) by Standard & Poor's, Aa1 (outlook stable) by Moody's Investors Services and AA- (outlook stable) by Fitch Ratings.

Deutsche Bank AG, New York Branch (the “Branch”) was established in 1978 and is licensed by the New York Superintendent of Banks. Its office is currently located at 60 Wall Street, New York, NY 10005-2858. The Branch is examined by the New York State Banking Department and is subject to the banking laws and regulations applicable to a foreign bank that operates a New York branch. The Branch is also examined by the Federal Reserve Bank of New York.

Deutsche Bank is an affiliate of Deutsche Bank Securities Inc., the Underwriter, and Deutsche Bank National Trust Company, the Trustee.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

ANNEX A

UNILATERAL CSA SCHEDULE

Party A: DEUTSCHE BANK AG, NEW YORK BRANCH (“Party A” or “Pledgor”)

Party B: DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as trustee of the External Trust relating to THE POPULAR ABS, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-A (“Party B” or “Secured Party”)

Paragraph 13. Elections and Variables.

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)
“Delivery Amount” has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” and inserting in lieu thereof the words “not later than the close of business on each Valuation Date” and (II) by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” and inserting in lieu thereof the following:

The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)	the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

(2)
the amount by which (a) the Moody’s First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

(3)
the amount by which (a) the Moody’s Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

(B)
“Return Amount” has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” and inserting in lieu thereof the following:

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)	the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

(2)
the amount by which (a) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s First Trigger Credit Support Amount for such Valuation Date, and

(3)
the amount by which (a) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Second Trigger Credit Support Amount for such Valuation Date.

(C)
“Credit Support Amount” shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(ii)	Eligible Collateral.

On any date, the following items will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

Collateral	S&P Valuation Percentage	Moody’s First Trigger Valuation Percentage	Moody’s Second Trigger Valuation Percentage
(A) Cash	100%	100%	100%

(B) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of not more than one year	98.5%	100%	100%

(C) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than one year but not more than ten years	89.9%	100%	94%

(D) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than ten years	83.9%	100%	87%

(iii)	Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

(iv)	Threshold.

(A)	“Independent Amount” means zero with respect to Party A and Party B.

(B)
“Threshold” means, with respect to Party A and any Valuation Date, zero if (i) a Collateral Event has occurred and has been continuing (x) for at least 30 days or (y) since this Annex was executed, or (ii) a Required Ratings Downgrade Event has occurred and is continuing; otherwise, infinity.

  “Threshold” means, with respect to Party B and any Valuation Date, infinity.

(C)
“Minimum Transfer Amount” means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance of the Certificates and the aggregate principal balance of the Notes rated by S&P is at the time of any transfer less than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000.

(D)	Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

(c)	Valuation and Timing.

(i)
“Valuation Agent” means Party A; provided, however, that if an Event of Default shall have occurred with respect to which Party A is the Defaulting Party, Party B shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Party A, the cost for which shall be borne by Party A. All calculations by the Valuation Agent must be made in accordance with standard market practice, including, in the event of a dispute as to the Value of any Eligible Credit Support or Posted Credit Support, by making reference to quotations received by the Valuation Agent from one or more Pricing Sources.

(ii)
“Valuation Date” means the first Local Business Day in each week on which any of the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount or the Moody’s Second Trigger Credit Support Amount is greater than zero.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(v)
External Verification. Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall (A) calculate the Secured Party’s Exposure and the S&P Value of Posted Credit Suppport on each Valuation Date based on internal marks and (B) verify such calculations with external marks monthly by obtaining on the last Local Business Day of each calendar month two external marks for each Transaction to which this Annex relates and for all Posted Credit Suport; such verification of the Secured Party’s Exposure shall be based on the higher of the two external marks. Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period. The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to Party B. The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party’s Exposure based on the greater of the Valuation Agent’s internal marks and the external marks received. If the S&P Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the S&P Credit Support Amount on such Valuation Date (in each case as determined pursuant to this paragraph), Party A shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an S&P Value as of the date of Transfer at least equal to such deficiency.

(vi)
Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party’s Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

(d)
Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A: any Additional Termination Event with respect to which Party A is the sole Affected Party. With respect to Party B: None.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)
Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value, on any date, of Eligible Collateral other than Cash will be calculated as follows:

For Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii): the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians. Party B (or any Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

Party B may appoint as Custodian (A) the entity then serving as Trustee having a short-term unsecured and unsubordinated debt rating from S&P of at least “A-1.”

Initially, the Custodian for Party B is: Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A.

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c)(i) will not apply to Party B, but the provisions of Paragraph 6(c)(ii) will apply to Party B.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

(h)	Distributions and Interest Amount.

(i)	Interest Rate. The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian.

(ii)
Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)	Additional Representation(s). There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k)
Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

(l)	Addresses for Transfers.

Party A:	To be provided in writing by Party A to Party B.

PartyB:	For each Transfer hereunder to Party B, instructions will be provided by Party B for that specific Transfer.

(m)	Other Provisions.

(i)	Collateral Account. Party B shall maintain Posted Collateral in a segregated trust account.

(ii)
Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)
Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, Moody’s Second Trigger Value”. Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value, as may be”. Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

(iv)
Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(v)
Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(vi)
Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(vii)	Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(viii)	Additional Definitions. As used in this Annex:

“Approved Ratings Threshold” means each of the S&P Approved Ratings Threshold and the Moody’s First Trigger Ratings Threshold.

“Collateral Event” means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

“Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)” shall be inserted.

“Local Business Day” means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

“Moody’s First Trigger Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (I) a Moody’s First Trigger Ratings Event has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of (i) the Secured Party’s Exposure for such Valuation Date and (ii) the sum, for each Transaction to which this Annex relates, of the product of the applicable Moody’s First Trigger Factor set forth in Table 1 and the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)	the Threshold for Party A for such Valuation Date.

“Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s Second Trigger Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which it is the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the Next Payment for all Next Payment Dates, and (c) the sum of (x) the Secured Party’s Exposure for such Valuation Date and (y) the sum, for each Transaction to which this Annex relates, of

(1) if such Transaction is not a Transaction-Specific Hedge, the product of the applicable Moody’s Second Trigger Factor set forth in Table 2 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(2) if such Transaction is a Transaction-Specific Hedge, the product of the applicable Moody’s Second Trigger Factor set forth in Table 3 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

(B)	for any other Valuation Date, zero, over

(II)	the Threshold for Party A for such Valuation Date.

“Moody’s Second Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Next Payment” means, in respect of each Next Payment Date, the greater of (i) the amount of any payments due to be made by Party A under Section 2(a) on such Next Payment Date less any payments due to be made by Party B under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.

“Next Payment Date” means each date on which the next scheduled payment under any Transaction is due to be paid.

“Pricing Sources” means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.

“Remaining Weighted Average Maturity” means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

“Required Ratings Downgrade Event” means, in the event that no Relevant Entity has credit ratings at least equal to the Moody’s Required Ratings Threshold and the S&P Required Ratings Threshold, then Party A shall, as soon as reasonably practicable and so long as a Ratings Downgrade Event is in effect, at its own expense, using commercially reasonable efforts, procure either (A) a Permitted Transfer or (B) an Eligible Guaranty.

“S&P Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Approved Ratings Threshold.

“S&P Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (i) an S&P Approved Ratings Downgrade Event has occurred and been continuing for at least 30 days, or (ii) an S&P Required Ratings Downgrade Event has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party’s Exposure for such Valuation Date and (2) the sum, for each Transaction to which this Annex relates, of the product of the Volatility Buffer for such Transaction and the Notional Amount of such Transaction for the Calculation Period of such Transaction (each as defined in the related Confirmation) which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II)	the Threshold for Party A for such Valuation Date.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

“S&P Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Required Ratings Threshold.

“S&P Value” means, on any date and with respect to (i) any Eligible Collateral in the form of Cash, the amount thereof and (ii) any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

“Transaction Exposure” means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

“Transaction-Specific Hedge” means any Transaction that is (i) an interest rate swap in respect of which (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction, (ii) an interest rate cap, (iii) an interest rate floor or (iv) an interest rate swaption.

“Valuation Percentage” shall mean, for purposes of determining the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Moody’s First Trigger Valuation Percentage, or Moody’s Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related S&P Value, the related Moody’s First Trigger Value, and the related Moody’s Second Trigger Value.

“Volatility Buffer” means, for any Transaction, the related percentage set forth in the following table.

The higher of the S&P credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable	Remaining Weighted Average Maturity of such Transaction up to 3 years	Remaining Weighted Average Maturity of such Transaction up to 5 years	Remaining Weighted Average Maturity of such Transaction up to 10 years	Remaining Weighted Average Maturity of such Transaction up to 30 years
“A-2” or higher	2.75%	3.25%	4.00%	4.75%
“A-3”	3.25%	4.00%	5.00%	6.25%
“BB+” or lower	3.50%	4.50%	6.75%	7.50%

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

Table 1

Moody’s First Trigger Factor

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.25%
More than 1 but not more than 2	0.50%
More than 2 but not more than 3	0.70%
More than 3 but not more than 4	1.00%
More than 4 but not more than 5	1.20%
More than 5 but not more than 6	1.40%
More than 6 but not more than 7	1.60%
More than 7 but not more than 8	1.80%
More than 8 but not more than 9	2.00%
More than 9 but not more than 10	2.20%
More than 10 but not more than 11	2.30%
More than 11 but not more than 12	2.50%
More than 12 but not more than 13	2.70%
More than 13 but not more than 14	2.80%
More than 14 but not more than 15	3.00%
More than 15 but not more than 16	3.20%
More than 16 but not more than 17	3.30%
More than 17 but not more than 18	3.50%
More than 18 but not more than 19	3.60%
More than 19 but not more than 20	3.70%
More than 20 but not more than 21	3.90%
More than 21 but not more than 22	4.00%
More than 22 but not more than 23	4.00%
More than 23 but not more than 24	4.00%
More than 24 but not more than 25	4.00%
More than 25 but not more than 26	4.00%
More than 26 but not more than 27	4.00%
More than 27 but not more than 28	4.00%
More than 28 but not more than 29	4.00%
More than 29	4.00%

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

Table 2

Moody’s Second Trigger Factor for Interest Rate Swaps with Fixed Notional Amounts

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.60%
More than 1 but not more than 2	1.20%
More than 2 but not more than 3	1.70%
More than 3 but not more than 4	2.30%
More than 4 but not more than 5	2.80%
More than 5 but not more than 6	3.30%
More than 6 but not more than 7	3.80%
More than 7 but not more than 8	4.30%
More than 8 but not more than 9	4.80%
More than 9 but not more than 10	5.30%
More than 10 but not more than 11	5.60%
More than 11 but not more than 12	6.00%
More than 12 but not more than 13	6.40%
More than 13 but not more than 14	6.80%
More than 14 but not more than 15	7.20%
More than 15 but not more than 16	7.60%
More than 16 but not more than 17	7.90%
More than 17 but not more than 18	8.30%
More than 18 but not more than 19	8.60%
More than 19 but not more than 20	9.00%
More than 20 but not more than 21	9.00%
More than 21 but not more than 22	9.00%
More than 22 but not more than 23	9.00%
More than 23 but not more than 24	9.00%
More than 24 but not more than 25	9.00%
More than 25 but not more than 26	9.00%
More than 26 but not more than 27	9.00%
More than 27 but not more than 28	9.00%
More than 28 but not more than 29	9.00%
More than 29	9.00%

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

Table 3

Moody’s Second Trigger Factor for Transaction-Specific Hedges

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.75%
More than 1 but not more than 2	1.50%
More than 2 but not more than 3	2.20%
More than 3 but not more than 4	2.90%
More than 4 but not more than 5	3.60%
More than 5 but not more than 6	4.20%
More than 6 but not more than 7	4.80%
More than 7 but not more than 8	5.40%
More than 8 but not more than 9	6.00%
More than 9 but not more than 10	6.60%
More than 10 but not more than 11	7.00%
More than 11 but not more than 12	7.50%
More than 12 but not more than 13	8.00%
More than 13 but not more than 14	8.50%
More than 14 but not more than 15	9.00%
More than 15 but not more than 16	9.50%
More than 16 but not more than 17	9.90%
More than 17 but not more than 18	10.40%
More than 18 but not more than 19	10.80%
More than 19 but not more than 20	11.00%
More than 20 but not more than 21	11.00%
More than 21 but not more than 22	11.00%
More than 22 but not more than 23	11.00%
More than 23 but not more than 24	11.00%
More than 24 but not more than 25	11.00%
More than 25 but not more than 26	11.00%
More than 26 but not more than 27	11.00%
More than 27 but not more than 28	11.00%
More than 28 but not more than 29	11.00%
More than 29	11.00%

Deutsche Bank National Trust Company, not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2007-A
May 30, 2007

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

DEUTSCHE BANK AG, New York Branch			DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as trustee of the External Trust relating to THE POPULAR ABS, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-A

By:	/s/ Maria Valdez	By:	/s/ Amy Stoddard
	Name: Maria Valdez		Name: Amy Stoddard
	Title: Authorized Signer		Title: Authorized Signer

By:	/s/ Diane Anderson	By:	/s/ Barbara Campbell
	Name: Diane Anderson		Name: Barbara Campbell
	Title: Authorized Signer		Title: Vice President